Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

First Quarter 2017 Results and a Quarterly Dividend

New York, NY, May 3, 2017......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2017.

Consolidated net sales for the first quarter of 2017 were $282.4 million, compared to consolidated net sales of $238.9 million during the comparable quarter in 2016. Earnings from continuing operations for the first quarter of 2017 were $16.4 million or 70 cents per diluted share, compared to $12.7 million or 55 cents per diluted share in the first quarter of 2016. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2017 were $17.1 million or 74 cents per diluted share, compared to $12.6 million or 55 cents per diluted share in the first quarter of 2016.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are very pleased with our first quarter results. Compared to the first quarter of 2016, net sales were up 18.2%, net income was ahead 28.9%, and earnings per share from continuing operations, excluding special items, increased from 55 cents to 74 cents, a gain of almost 35%.

“By segment, Engine Management net sales increased 17% from the first quarter of 2016. Excluding the General Cable North American ignition wire set business, which we did not acquire until May 2016, Engine Management net sales were ahead 4%. Additionally, the quarter included pipeline orders from certain customers, who are in the process of increasing the breadth and depth of their inventories.

“Engine Management gross margin dropped to 30.3% vs. 31.7% in the first quarter 2016. This was primarily caused by the lower gross margin in the business acquired from General Cable. We are in the process of relocating this operation from Nogales, Mexico, into our existing wire assembly facility in Reynosa, Mexico. As previously stated, we plan to complete this move by the end of Q1 2018, and expect substantial synergies when the integration is complete. In the meantime, we are incurring additional costs as a result of the transition.

“Our Temperature Control division also had an excellent first quarter, with a sales increase of 23.8%. However, this mostly represents an increase in pre-season stocking orders, which was anticipated, as 2016 was a strong air conditioning year. The key to the 2017 season will be how hot it gets over the next several months.

“Turning to operations, we are in the process of implementing several major moves. In addition to the General Cable integration, mentioned above, we will be relocating the balance of our Grapevine, Texas, operation to Reynosa, Mexico, to be complete by the end of the year, and our electronics plant in Orlando, Florida, to an existing facility in Independence, Kansas, to be complete by mid-2018. These moves will result in significant additional savings. However, because of the effect on our employees, we do not take these moves lightly. Several of the affected employees have already agreed to transfer to other SMP locations, and we are encouraging others to do so. The balance will be treated fairly and equitably as we have always done.

“Finally, we welcome Patrick McClymont to our Board of Directors. Patrick comes to us with a wealth of experience. He has been a Partner and Managing Director of Goldman Sachs, an Executive Vice President and Chief Financial Officer at Sotheby’s, and is currently an Executive Vice President and Chief Financial Officer at IMAX. We are confident he will be a valuable member of our Board.”

The Board of Directors has approved payment of a quarterly dividend of nineteen cents per share on the common stock outstanding. The dividend will be paid on June 1, 2017 to stockholders of record on May 15, 2017.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, May 3, 2017.  The dial-in number is 800-895-1085 (domestic) or 785-424-1055 (international). The playback number is 800-839-9374 (domestic) or 402-220-6087 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2017	2016
	(Unaudited)
NET SALES	$282,378	$238,911

COST OF SALES	198,268	165,915

GROSS PROFIT	84,110	72,996

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	57,360	52,998
RESTRUCTURING AND INTEGRATION EXPENSES	1,547	241
OTHER INCOME, NET	316	262

OPERATING INCOME	25,519	20,019

OTHER NON-OPERATING INCOME, NET	823	333

INTEREST EXPENSE	468	311

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	25,874	20,041

PROVISION FOR INCOME TAXES	9,507	7,385

EARNINGS FROM CONTINUING OPERATIONS	16,367	12,656

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(633)	(452)

NET EARNINGS	$15,734	$12,204

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.72	$0.56
DISCONTINUED OPERATION	(0.03)	(0.02)
NET EARNINGS PER COMMON SHARE - BASIC	$0.69	$0.54

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.70	$0.55
DISCONTINUED OPERATION	(0.03)	(0.02)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.67	$0.53

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,846,595	22,642,312
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,313,773	22,944,947

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2017		2016
	(Unaudited)
Revenues
Engine Management	$211,314		$180,681
Temperature Control	70,290		56,766
All Other	774		1,464
	$282,378		$238,911

Gross Margin
Engine Management	$64,124	30.3%	$57,276	31.7%
Temperature Control	17,707	25.2%	14,090	24.8%
All Other	2,279		1,630
	$84,110	29.8%	$72,996	30.6%

Selling, General & Administrative
Engine Management	$36,028	17.0%	$33,057	18.3%
Temperature Control	13,006	18.5%	11,694	20.6%
All Other	8,326		8,247
	$57,360	20.3%	$52,998	22.2%

Operating Income
Engine Management	$28,096	13.3%	$24,219	13.4%
Temperature Control	4,701	6.7%	2,396	4.2%
All Other	(6,047)		(6,617)
	26,750	9.5%	19,998	8.4%
Restructuring & Integration	(1,547)	-0.5%	(241)	-0.1%
Other Income, Net	316	0.1%	262	0.1%
	$25,519	9.0%	$20,019	8.4%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2017	2016
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$16,367	$12,656

RESTRUCTURING AND INTEGRATION EXPENSES	1,547	241
GAIN FROM SALE OF BUILDINGS	(262)	(262)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(514)	9

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$17,138	$12,644

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.70	$0.55

RESTRUCTURING AND INTEGRATION EXPENSES	0.07	0.01
GAIN FROM SALE OF BUILDINGS	(0.01)	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.02)	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.74	$0.55

OPERATING INCOME

GAAP OPERATING INCOME	$25,519	$20,019

RESTRUCTURING AND INTEGRATION EXPENSES	1,547	241
OTHER INCOME, NET	(316)	(262)

NON-GAAP OPERATING INCOME	$26,750	$19,998

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)

ASSETS

CASH	$15,581	$19,796

ACCOUNTS RECEIVABLE, GROSS	185,257	139,055
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,101	4,425
ACCOUNTS RECEIVABLE, NET	180,156	134,630

INVENTORIES	331,818	312,477
OTHER CURRENT ASSETS	6,901	7,318

TOTAL CURRENT ASSETS	534,456	474,221

PROPERTY, PLANT AND EQUIPMENT, NET	79,129	78,499
GOODWILL	67,310	67,231
OTHER INTANGIBLES, NET	62,007	64,056
DEFERRED INCOME TAXES	50,965	51,127
OTHER ASSETS	35,518	33,563

TOTAL ASSETS	$829,385	$768,697

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$82,045	$54,812
CURRENT PORTION OF LONG TERM DEBT	44	43
ACCOUNTS PAYABLE	101,989	83,878
ACCRUED CUSTOMER RETURNS	47,692	40,176
OTHER CURRENT LIABILITIES	96,114	104,932

TOTAL CURRENT LIABILITIES	327,884	283,841

LONG-TERM DEBT	111	120
ACCRUED ASBESTOS LIABILITIES	30,353	31,328
OTHER LIABILITIES	13,464	12,380

TOTAL LIABILITIES	371,812	327,669

TOTAL STOCKHOLDERS' EQUITY	457,573	441,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$829,385	$768,697

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2017	2016
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$15,734	$12,204
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	5,631	4,373
OTHER	3,870	3,323
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(45,325)	(19,281)
INVENTORY	(19,344)	(14,621)
ACCOUNTS PAYABLE	13,664	11,431
OTHER	(1,114)	1,236
NET CASH USED IN OPERATING ACTIVITIES	(26,884)	(1,335)

CASH FLOWS FROM INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(3,234)	(4,099)
OTHER INVESTING ACTIVITIES	2	2
NET CASH USED IN INVESTING ACTIVITIES	(3,232)	(4,097)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	27,224	2,148
PURCHASE OF TREASURY STOCK	(1,267)	(377)
DIVIDENDS PAID	(4,338)	(3,849)
OTHER FINANCING ACTIVITIES	3,650	1,839
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	25,269	(239)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	632	231
NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,215)	(5,440)
CASH AND CASH EQUIVALENTS at beginning of period	19,796	18,800
CASH AND CASH EQUIVALENTS at end of period	$15,581	$13,360